Exhibit 99.1

PRESS RELEASE

Contacts:

J. Scott Kamsler, Senior VP, CFO	For Release 7:45 a.m. EDT April 26, 2007
Thomas R. Melendrez, Executive Vice President
(510) 668-7000

Exar Corporation Reports Fiscal 2007 Fourth Quarter and Year End Results

Fremont, California, April 26, 2007 – Exar Corporation (NASDAQ: EXAR), a leading provider of high-performance, mixed-signal silicon solutions for the worldwide communications infrastructure, today reported financial results for its fiscal 2007 fourth quarter and year ended March 31, 2007. Revenue for the quarter ended March 31, 2007 was $15.7 million, a 3% decrease from $16.1 million for the prior quarter and an 11% decrease from $17.6 million for the same period last year. Revenue for the fiscal year ended March 31, 2007 was $68.5 million compared to $67.0 million for fiscal year 2006.

Generally Accepted Accounting Principles (GAAP) Results

The gross margin for the fourth quarter of fiscal 2007 was 66.0% as compared to 66.5% in the prior quarter and 70.2% for the same period last year. The fourth quarter fiscal 2007 operating loss was $2.8 million, as compared to an operating loss of $0.9 million for the prior quarter and operating income of $0.6 million for the same period last year. Net income for the quarter ended March 31, 2007 was $1.3 million, or $0.03 diluted earnings per share, down sequentially from $3.0 million, or $0.08 diluted earnings per share, in the previous quarter and down from $2.9 million, or $0.08 diluted earnings per share, in the fourth quarter of fiscal 2006.

Net income for fiscal year 2007 was $8.0 million, or $0.22 diluted earnings per share, as compared to net income of $7.8 million, or $0.20 diluted earnings per share, for the previous fiscal year.

In the last fiscal quarter the Company’s cash, cash equivalents and marketable securities increased by approximately $2.3 million to $356.1 million. The Company repurchased approximately $5.5 million, or approximately 414,000 shares, of its common stock on the open market during the quarter in connection with the Company’s previously announced 10b5-1 Share Repurchase Plan (“SRP”). As of March 31, 2007, approximately $4.0 million remains available for purchase under the 10b5-1 SRP and $14.2 million under the original Share Repurchase Program.

Non-GAAP Results

The Company believes that Non-GAAP information referenced herein is important and valuable to stockholders to help them compare operating performance across reporting periods, however, this information is in no way a substitution for financial results defined under GAAP.

On a Non-GAAP basis, the gross margin for the fourth quarter of fiscal 2007 was 66.1% as compared to 66.6% in the prior quarter and 70.2% for the same period last year. The fourth quarter fiscal 2007 Non-GAAP operating loss was $0.8 million, as compared to Non-GAAP operating income of $0.2 million for the prior quarter and Non-GAAP operating income of $0.6 million for the same period last year. Non GAAP net income for the quarter ended March 31, 2007 was $2.5 million, or $0.07 diluted earnings per share, as compared to Non-GAAP net income of $3.7 million, or $0.10 diluted earnings per share, in the previous quarter, and down from Non-GAAP net income of $2.9 million, or $0.08 per diluted earnings per share, in the fourth quarter of fiscal 2006.

Non-GAAP net income for fiscal 2007 was $12.9 million, or $0.35 diluted earnings per share, as compared to Non-GAAP net income of $9.1 million, or $0.24 diluted earnings per share, for the previous fiscal year.

“Despite the challenging industry environment, we are not satisfied with our performance and operating results for the just completed quarter and fiscal year,” remarked Richard L. Leza, interim president and chief executive officer. “We will continue to make changes and take appropriate measures to drive top and bottom line growth - both short and long term. Our focus and resources will be aligned towards these objectives. The strategic restructuring and operational assessment that began in March will move forward while we recruit a new chief executive officer & president. We believe it is critical for the Company’s success that we act in a prudent, proactive and decisive fashion. We trust that our stakeholders share our belief and will hold us accountable for the success of the NEW Exar,” stated Mr. Leza.

J. Scott Kamsler, the Company’s new chief financial officer stated, “Now that I have been with the Company for over two months, I have gained a much better appreciation of the strength of our employees and technology. I believe that by better allocating resources we can rekindle growth, and achieve significant increases in our revenue and profitability over the next several years. Additionally, the Company has the financial resources to augment this growth through acquisitions of strategic technology, products and/or companies.”

Product Summary

Industry Firsts

The Company’s focus on technology innovation continues again this quarter with the addition of several industry-first solutions. The Company released new serial communications devices targeting the growing market demand for industrial peripheral applications such as Point-of-Sale (POS), factory automation, and industrial networking systems amongst others. The new products include:

•	a dual-channel I2C/SPI UART with 64-Byte FIFO and integrated RS-232 transceiver combination UART;

•	a low voltage dual-channel 1.8V I2C/SPI UART with 64-Byte FIFO; and

•	a dual-channel 8-bit integrated UART and RS-232 transceiver combination device family supporting data rates of up to 1Mbps.

In addition during the quarter, the Company introduced MetroXS which is an industry-first, carrier class 5G multi-service access reference design that achieves Ethernet and Resilient Packet Ring (RPR) transport over SONET/SDH networks, and targets carriers and service providers who need to send “triple play” traffic over existing SONET/SDH networks.

Network and Transmission

Expanding its SONET/SDH portfolio, the Company added two 8-bit Interface OC-12/3 devices offering best-in-class jitter performance and low power consumption ideal for new and legacy line card designs in add-drop multiplexers, cross-connect equipment, and multi-service switches and routers. Adding to the T/E product family, the Company launched an advanced, 14-channel short haul Line Interface Unit (LIU), which targets varied applications including access devices, media gateways, routers, and frame relay devices. Telrad Networks, a leading telecommunications equipment provider, designed in the device for their multi-services access platform and for the AMC CES/EoPDH (Circuit Emulation Service/Ethernet over PDH) portfolios.

Regulatory Compliance/Current Business Outlook

The Company is subject to the Securities and Exchange Commission’s requirements governing public company reporting obligations. The Company intends to provide its investors, financial analysts, and the general public with guidance each quarter in its earnings news release and its conference call. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with Non-GAAP measures which are included in related press releases and Reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC at: http://www.sec.gov. For all periods presented, we are disclosing Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP operating income or loss, Non-GAAP net income, and Non-GAAP diluted earnings per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, one-time charges and the related income tax effects. These Non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the Non-GAAP presentation to exclude stock-based compensation, one-time charges and the related income tax effects, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses GAAP financial statements and Non-GAAP financial statements that exclude stock-based compensation expense, one-time charges and the related income tax effects in reviewing its financial results. The Company uses the foregoing Non-GAAP measures to compare performance to prior periods and determine certain employee benefits. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described below. For the first quarter of fiscal 2008 ending June 30, 2007, the Company is projecting revenue of $16.5 million to $17.0 million.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the fiscal 2007 fourth quarter and year end, today, Thursday, April 26, 2007, at 1:30 p.m. EDT. To access the conference call, please dial (800) 874-8975 by 1:20 p.m. EDT and use conference ID number 5864203. In addition, a live webcast will also be available. To access the webcast, please go to Exar’s Investors Homepage at: http://www.exar.com. A replay of the call will be available starting at 5:30 p.m. EDT today until 8:00 p.m. EDT on May 3, 2007. To access the replay, please dial (800) 642-1687 and use conference ID number 5864203.

Safe Harbor Statement

The Company’s statements about its future financial performance, market trends, distribution and OEM trends, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic and industry conditions, such as the level of capital spending in the telecommunications and data communications markets; limited visibility associated with customer demand for network and transmission products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity or throughput constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended March 31, 2006 and Form 10-Q for the fiscal quarters ended June 30, 2006, September 30, 2006, and December 31, 2006.

About Exar

Exar Corporation designs, develops and markets high-performance, analog and mixed-signal silicon solutions for a variety of markets including networking, serial communications, and storage. Leveraging its industry-proven analog design expertise and system-level knowledge, Exar delivers to customers a wide array of technology solutions for current as well as next generation products. The Company is based in Fremont, CA, had fiscal 2007 revenues of $68.5 million, and employs approximately 235 people worldwide. For more information about the Company visit: http://www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	MARCH 31, 2007	MARCH 31, 2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$356,079	$329,528
Accounts receivable, net	4,366	7,429
Inventories	4,779	5,531
Other current assets	6,071	7,178

Total current assets	371,295	349,666
Property, plant and equipment, net	25,404	27,770
Other long-term investments	2,670	2,828
Deferred income taxes, net	10,602	9,361
Goodwill and intangible assets, net	10,641	10,850
Other non-current assets	562	922

Total assets	$421,174	$401,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$14,227	$13,770
Long-term obligations	191	222

Total liabilities	14,418	13,992

Total stockholders’ equity	406,756	387,405

Total liabilities and stockholders’ equity	$421,174	$401,397

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 31, 2007	DECEMBER 31, 2006	MARCH 31, 2006	MARCH 31,
				2007	2006
Net sales	$15,660	$16,108	$17,574	$68,502	$67,024

Cost of sales:
Product cost of sales (a)	5,090	5,156	4,994	21,008	20,629
Amortization of purchased intangible assets	240	240	240	960	920

Total cost of sales	5,330	5,396	5,234	21,968	21,549

Gross profit	10,330	10,712	12,340	46,534	45,475

Operating expenses:
Research and development (a)	6,325	6,222	6,259	25,838	24,691
Selling, general and administrative (a) (b)	6,834	5,347	5,475	24,925	21,291

Total operating expenses	13,159	11,569	11,734	50,763	45,982

Income (loss) from operations	(2,829)	(857)	606	(4,229)	(507)

Interest income and other, net
Interest and other income, net	4,294	4,289	3,161	16,526	12,297
Other than temporary loss on long-term investments	—	—	—	(957)	(1,215)

Total interest and other income, net	4,294	4,289	3,161	15,569	11,082
Income before income taxes	1,465	3,432	3,767	11,340	10,575
Provision for income taxes	210	446	904	3,316	2,789

Net income	$1,255	$2,986	$2,863	$8,024	$7,786

Earnings per share:
Basic earnings per share	$0.03	$0.08	$0.08	$0.22	$0.20

Diluted earnings per share	$0.03	$0.08	$0.08	$0.22	$0.20

Shares used in the computation of earnings per share:
Basic	36,254	36,642	35,472	36,255	38,152

Diluted	36,369	36,790	35,639	36,480	38,510

(a) Includes stock-based compensation expense reflecting the adoption of SFAS 123R in fiscal year 2007:
Cost of sales	$14	$23	$—	$92	$—
Research and development	218	285	—	1,181	—
Selling, general and administrative	831	749	34	3,077	136

Total stock-based compensation	$1,063	$1,057	$34	$4,350	$136

(b)	Includes $985,000 for the three months ended March 31, 2007 in connection with the separation of the Company’s CEO and $1,649,000 for the twelve months ended March 31, 2007 for the separation of the Company’s CEO and CFO.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED MARCH 31,
	MARCH 31, 2007	DECEMBER 31, 2006	MARCH 31, 2006
				2007	2006
GAAP gross margin	66.0%	66.5%	70.2%	67.9%	67.8%
Stock-based compensation	0.1%	0.1%	—	0.1%	—

Non-GAAP gross margin	66.1%	66.6%	70.2%	68.1%	67.8%

GAAP operating expenses	$13,159	$11,569	$11,734	$50,763	$45,982
Stock-based compensation	1,049	1,034	34	4,258	136
Separation costs (a)	985	—	—	1,649	—

Non-GAAP operating expenses	$11,125	$10,535	$11,700	$44,856	$45,846

GAAP operating income (loss)	$(2,829)	$(857)	$606	$(4,229)	$(507)
Stock-based compensation	1,063	1,057	34	4,350	136
Separation costs (a)	985	—	—	1,649	—

Non-GAAP operating income (loss)	$(781)	$200	$640	$1,770	$(371)

GAAP net income	$1,255	$2,986	$2,863	$8,024	$7,786
Stock-based compensation	1,063	1,057	34	4,350	136
Separation costs (a)	985	—	—	1,649	—
Other than temporary loss on long-term investments	—	—	—	957	1,215
Associated tax effect	(788)	(334)	(13)	(2,109)	(53)

Non-GAAP net income	$2,515	$3,709	$2,884	$12,871	$9,084

GAAP diluted earnings per share	$0.03	$0.08	$0.08	$0.22	$0.20
Stock-based compensation	0.03	0.03	—	0.12	—
Separation costs (a)	0.03	—	—	0.05	—
Other than temporary loss on long-term investments	—	—	—	0.03	0.03
Associated tax effect	(0.02)	(0.01)	—	(0.06)	—

Non-GAAP diluted earnings per share	$0.07	$0.10	$0.08	$0.35	$0.24

Note: certain amounts do not total due to rounding

(a)	The Company’s CEO and CFO separated from the Company in February 2007 and June 2006, respectively.